Exhibit 10.13

                            LEASE EXTENSION AGREEMENT

      THIS LEASE EXTENSION AGRREEMENT is made and entered into by and between Crawford-Austin Mfg, Co., as Lessor, and Easy Gardener Acquisition Corp., as Lessee, upon the following terms, conditions, considerations and agreements.

      WHEREAS by that one certain lease Agreement (the "Lease") dated 8-1-89 executed by Lessor and Lessee, Lessor leased unto Lessee the "Leased Premises" as described therein and being described herein as follows:

                               3016 Franklin Ave.
                                Waco, Texas 76710

      WHEREAS Lessor and Lessee desire to extend the Lease in accordance with the term thereof;

      NOW THEREFORE, for and in consideration of the following, and the agreements of the parties hereafter set forth, it is agreed as follows:

      1. LEASE EXTENSION. The Lease is hereby extended and renewed for a term of Three (3) years, ("Extended Term") with the extended term beginning on the 1st day of March, 2002 and ending on the 28th day of February, 2005.

      2. RENT. The monthly base rental for the Extended Term shall be the sum of $19,386.00.

      3. OTHER TERMS. All of the terms, provisions, covenants, and agreements contained in the Lease, except as may be specifically modified herein, shall be fully applicable throughout the Extended Term.

      4. BINDING EFFECT. The execution hereof and the resulting extension and or/modification of the Lease, shall not in any way relieve or diminish the obligations, responsibilities of liability of any Lessee or any guarantor of any Lessee under the Lease, and it is agreed that all such obligations, responsibilities and liability, and any security therefore, shall continue throughout the Extended Term. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

      5. CHANGES OR ADDITIONS.

      1. Lessee rented #9 Warehouse at a rental rate of nine cents (.09) per square foot or $842.00 per month.

      EXECUTED THIS 14th day of February, 2002.

Crawford-Austin Mfg. Co.                     Easy Gardener Acquisition, Corp.


/s/ Gordon D. Harriman, III                  /s/ Sheila B. Jones, VP Operations
-----------------------------                ----------------------------------
Gordon D. Harriman, III, President           Sheila B. Jones, Vice President
"Lessor"                                     "Lessee"